Exhibit 99.1

Contact

Jay Mitchell

Executive Vice President and Chief Financial Officer, GulfMark

Jay.Mitchell@gulfmark.com

(713) 963-9522

Stephen Cohen

Teneo Strategy for GulfMark Offshore

E-mail: stephen.cohen@teneostrategy.com

(212) 886-9332

NEWS RELEASE

GulfMark Offshore Successfully Completes Restructuring Plan and Emerges from Chapter 11

~Company emerges with strengthened balance sheet and solid liquidity~

HOUSTON, November 14, 2017 -- GulfMark Offshore, Inc. (NYSE American: GLF) ("GulfMark" or the "Company") today announced that it has completed its financial restructuring plan and emerged from bankruptcy protection under chapter 11 of the U.S. Bankruptcy Code. The Company’s court-approved Plan of Reorganization (the “Plan”) went into effect today, November 14, 2017. The Plan converts approximately $429.6 million of outstanding bonds (“Bonds”) into equity, and raises approximately $125 million of new equity capital.

“GulfMark is now positioned as one of the best capitalized companies in the global offshore industry,” said Quintin Kneen, President and Chief Executive Officer. "With significantly improved financial strength, we are poised to build upon the world-class service we provide to our customers while capitalizing on value enhancing opportunities for our shareholders.

"Throughout the restructuring process, our priority has been to deliver world class safety and customer service. We have worked to ensure that GulfMark has the right talent, systems and equipment to meet the tough demands of the current market. Moving forward, our focus on operational excellence and scalability will continue."

"We would like to take this opportunity to thank our 1,070 employees and all of our stakeholders for their tremendous effort and support during the reorganization process,” said Kneen. “GulfMark’s employees remained focused on delivering safe, reliable service to our customers as we transformed our capital structure and repositioned the company.”

Upon emergence, the existing shares of GulfMark common stock outstanding prior to the reorganization (the “Legacy Common Stock”) were cancelled and GulfMark will issue approximately seven million shares of new common stock (the “New Common Stock”), approximately three million warrants exercisable for one share of common stock at an exercise price per share of $0.01 and 810,811 warrants exercisable for one share of common stock at an exercise price per share of $100.00 (the “Existing Equity Warrants”). The holders of Legacy Common Stock as of the effective date of the Plan will receive 0.00271233 shares of New Common Stock and 0.02931672 Existing Equity Warrants for each share of Legacy Common Stock held by them and cancelled in connection with the reorganization, subject to rounding. The New Common Stock and the Existing Equity Warrants are expected to be listed on the NYSE American under the ticker “GLF” and “GLF WS,” respectively, and are expected to begin trading on November 15, 2017.

Holders of Bonds who are U.S. Citizens will receive 8.29764454 shares of New Common Stock for every $1,000 of Bonds owned. Subject to certain exceptions, non-U.S. Citizen Bond holders will receive 8.29764454 of Jones Act Warrants for every $1,000 of Bonds owned. In addition, holders of Bonds that participated in our rights offering received New Common Stock or Jones Act Warrants according to their participation therein, as further described in the Chapter 11 Plan of Reorganization of GulfMark, filed with the SEC as Exhibit 2.1 to our Form 8-K filed on May 18, 2017.

In addition, our subsidiary, GulfMark Rederi AS (“Rederi”) entered into an agreement with DNB Bank ASA, New York Branch, as agent, DNB Capital LLC as revolving lender and as swingline lender, and certain funds managed by Hayfin Capital Management LLP as term lenders, providing for two credit facilities: a senior secured revolving credit facility (the “Revolving Credit Facility”) and a senior secured term loan facility (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “Facilities”). The Revolving Credit Facility provides for loans of up to $25,000,000, including a $12,500,000 swingline loan subfacility and a $5,000,000 letter of credit subfacility. The Term Loan Facility provides a $100,000,000 term loan, which has been funded in full. The Revolving Credit Facility is available in U.S. dollars, Norwegian krone, British pounds sterling, and Euros. The final maturity date for the Facilities is November 14, 2022. Our previously outstanding credit facilities have been repaid and terminated.

Board of Directors

Pursuant to the Plan, the Company's new board of directors, consisting of the following persons, was appointed today: Louis A. Raspino, Jr., Chairman, Eugene Davis, Domenic DiPiero, Scott McCarty, Krishna Shivram and Kenneth Traub. Quintin V. Kneen, the Company's President and Chief Executive Officer, will continue to serve as a director.

Additional information regarding GulfMark’s new capital structure and restructuring details can be found at the Company’s restructuring website at www.gulfmark.com/restructuring.html, in the Company's filings on the Securities and Exchange Commission’s EDGAR system at www.sec.gov, and through the Claims Agent website at https://cases.primeclerk.com/gulfmark.

About GulfMark Offshore

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving every major offshore energy industry market in the world.

Forward Looking Information

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain or be identified by the words "believe," "expect," "expected to be," "anticipate," "plan," "intend," "foresee," "forecast," "continue," "can," "will," "will continue," "may," "should," "would," "could" or other similar expressions that are intended to identify forward-looking statements. In addition, any statement concerning future financial performance, ongoing business strategies or prospects are also forward-looking statements as so defined. Statements in this press release that contain forward-looking statements may include, but are not limited to future operations, results of the restructuring process and future financial position, competitive position and growth opportunities. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future financial condition are based on our forecasts for our existing operations. Our forward-looking statements involve significant risks and uncertainties (many of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: risks of insufficient access to sources of liquidity; operational risk; the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where we operate; changes in competitive factors; and other material factors that are described from time to time in our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements. These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

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